Exhibit 32.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the Quarterly Report on Form 10-Q/A of AVINTIV Specialty Materials Inc. (the “Company”) for the period ended June 28, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. Joel Hackney, Jr., Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2015	By:	/s/ J. Joel Hackney, Jr.
J. Joel Hackney, Jr. Chief Executive Officer